Exhibit 99.1

EMPLOYMENT AGREEMENT

          THIS EMPLOYMENT AGREEMENT (the “Agreement”), is hereby entered into effective as of May 1, 2005 (the “Effective Date”), between MICHAEL K. STEELE (the “Executive”) and CORAUTUS GENETICS INC., a Delaware corporation (the “Company”).

W I T N E S S E T H:

          WHEREAS, the Company desires to employ the Executive, and the Executive desires to accept such employment with the Company; and

          WHEREAS, the Company and the Executive desire to document their agreement regarding the terms and conditions of the Executive’s employment in this Employment Agreement;

          NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Executive hereby agree as follows:

ARTICLE 1

DUTIES AND AUTHORITY

          1.1          Employment.  The Company hereby agrees to employ the Executive during the Employment Period (as defined in Article 2) as its Vice President-Business Development, reporting to the President and Chief Executive Officer of the Company (the “CEO”), and the Executive hereby accepts such employment by the Company, upon the terms and conditions set forth in this Agreement.

          1.2          Duties of Executive as Employee.  The Executive shall perform the duties customary for the position of Vice President-Business Development of the Company, and such other duties as the President may from time to time assign to him.  During the Employment Period, the Executive shall perform the duties properly assigned to him hereunder, shall devote substantially all of his business time (in no event less than 40 hours per week), attention and effort to the affairs of the Company and shall use his best efforts to promote the interests of the Company.  Executive shall not, without the prior written consent of the CEO engage in any other business activities, whether or not such business activity is pursued for profit, gain or other pecuniary advantage; provided, however, that (i) Executive may invest his assets in a form or manner as shall not require any services on his part in the operation of the affairs of the enterprises in which the investments are made, and (ii) Executive may serve on civic or charitable boards or committees if such service does not individually or in the aggregate significantly interfere with the performance of his duties under this Agreement.  Executive shall conduct himself at all times in a business-like and professional manner as appropriate for his position and shall represent the Company in all respects in compliance with good business and ethical practices.  In addition, the Executive shall be subject to and abide by the policies and procedures of the Company applicable to personnel of the Company, as may be adopted from time to time.

ARTICLE 2

TERM

          Unless terminated earlier as provided in Article 4, this Agreement shall extend for a period of one (1) year from the Effective Date (the “Initial Term”).  This Agreement shall be deemed to be automatically extended for an additional one (1) year term (the “Renewal Term”) on the same terms and conditions, unless either the Company or the Executive provides a written notice of nonrenewal to the other party no less than sixty (60) days prior to the end of the Initial Term.  For purposes of this Agreement, the term of employment (the “Employment Period”) shall commence on the Effective Date and end on the date as of which this Agreement is terminated under this Article 2 or terminated under Article 4, whichever is earlier.

ARTICLE 3

COMPENSATION

          3.1          Base Salary.  Subject to any adjustments pursuant to Section 3.8, the Company hereby agrees to pay Executive a base salary of $160,000 per annum (pro rated for partial years) during the Employment Period, payable semi-monthly in arrears pursuant to the normal payroll practices of the Company.

          3.2          Annual Bonus.  The Executive may receive any annual incentive, performance or other bonuses (“Annual Bonus”), in cash, options or common stock of the Company or other property, as may be recommended by the CEO and approved by the Compensation Committee and the independent members of the Board.

          3.3          Long-Term Incentives.  In accordance with and subject to the terms of the Corautus Genetics Inc. 2002 Stock Plan (the “Plan”), the Company agrees to grant to the Executive nonqualified stock options to purchase 30,000 shares of the Company’s common stock according to the following terms and conditions (any additional terms and conditions of such option grant to be as specified in the option agreement):

                          (a)          The date of grant shall be the Effective Date;

                          (b)         The options shall have a 10-year term and, except as specified herein, shall be subject to the terms and provisions of the Plan;

                          (c)          The per share option exercise price shall be the fair market value per share (as defined in the Plan) on the date of grant;

                          (d)          The Options shall first become exercisable as follows, provided that the Executive shall remain employed by the Company on such dates:

(i) 10,000 option shares to become exercisable on July 31, 2005 if the actual GENASIS Phase IIb clinical trial enrollment of patients treated equals or exceeds 200;

(ii) 10,000 option shares to become exercisable on October 31, 2005 if the actual GENASIS Phase IIb clinical trial enrollment of patients treated equals or exceeds 300;

(iii) 10,000 option shares to become exercisable on January 31, 2006 if the actual GENASIS Phase IIb clinical trial enrollment of patients treated equals or exceeds 404;

(iv) all remaining unexercisable option shares to become exercisable on the second anniversary of the effective date of grant; and

(v) any unexercisable options shall become fully exercisable upon a Change in Control (as defined in the Plan).

Once exercisable, the options shall remain exercisable until the earlier of (i) the expiration of the 10-year term of the option, (ii) 90 days following the Executive’s termination of all of his Service Provider (as defined in the Plan) relationships with the Company, or (iii) such earlier date as specified in the Plan; however, in the event the Executive is terminated for Cause, all options shall terminate immediately on the Executive’s termination date.

          3.4         Employee Benefits.  At all times during the Employment Period, Executive shall be entitled to participate in any employee benefits (including but not limited to retirement plans, group insurance, hospitalization, medical, dental, health and accident, disability or similar plan or program) of the Company now existing or established hereafter to the extent that he is eligible under the general provisions thereof and on the same basis as similarly-situated employees.  However, Executive acknowledges and agrees that the Company may, in its sole discretion and from time to time, establish, curtail, modify or eliminate any such plans or programs.

          3.6          Vacation.  During the Employment Period, Executive shall be entitled to accrue up to four (4) weeks of paid vacation time annually on a pro rata basis per month of employment beginning on the Effective Date, in accordance with the practices and policies of the Company.  The days selected for Executive’s vacation shall be mutually and reasonably agreeable to Company and Executive.

          3.7          Reimbursement of Expenses.  The Company shall reimburse Executive for all reasonable expenses that Executive incurs in connection with the duties of his employment by the Company, in accordance with the Company’s normal policies regarding business expense reimbursement, as in effect from time to time.  Any reimbursements under this paragraph shall be made upon Executive’s presentation to the Company of such expenses in such form and in such detail as the Company may request.  Executive shall not be permitted to approve his own expenses.

          3.8          No Other Compensation; Review.  Executive shall not be entitled to any compensation for services from the Company as an employee or otherwise during the Employment Period other than the compensation specified in this Agreement.  The Executive’s performance and base salary will be reviewed annually upon the recommendation of the CEO to the Compensation Committee and independent members of the Board.  Any adjustment in salary shall be deemed to constitute an amendment of this Agreement solely with respect to the base salary provided in Section 3.1.

ARTICLE 4

TERMINATION OF EMPLOYMENT

          4.1          Termination.  The Executive understands and agrees that employment with the Company is at-will, which means that either the Executive or the Company may terminate this agreement at any time, subject to the provisions of this Agreement.  This Agreement shall terminate prior to the end of the Employment Period specified in Article 2 upon the occurrence of the first of the following:

                         (a)          Death or Disability.  This Agreement shall terminate upon (i) the death of the Executive, or (ii) the effective date of a written determination by the Board that the Executive is not able, due to injury or illness, to continue to meet his obligations under this Agreement for all or a substantial portion of the then-remaining Employment Period.

                         (b)          Termination by Company For Cause.  The Board may terminate this Agreement for Cause (as defined below) at any time after providing the Executive with written notice, and in such event, the Executive shall forfeit as of the date of such termination specified in such notice any right to any compensation, bonuses, stock options or other benefits under this Agreement accruing, vesting or becoming exercisable after the date of termination.  Notwithstanding anything in this Section 4.1(b) to the contrary, the effect of the termination of the Executive’s employment on the Executive’s subsequent entitlement to benefits under any bonus arrangement, stock option agreement and plan or employee benefit plan shall be determined in accordance with the governing documents with respect to such arrangements, agreements or plans, respectively.

                         (c)          Termination by Company Without Cause.  The Company may terminate this Agreement at any time for any reason at its discretion upon thirty (30) days’ advance written notice to Executive.

                         (d)          Voluntary Termination by Executive.  Executive may terminate this Agreement at any time for any reason upon thirty (30) days’ advance written notice to the Company.

          4.2          Payment Upon Termination.  Upon termination of this Agreement, Executive shall be entitled to the following:

                         (a)          Accrued Compensation and Benefits.  Except as otherwise specified in this Agreement, Executive shall receive any compensation, bonuses, stock options, accrued but unused vacation any other benefits under this Agreement which had accrued, vested, become exercisable or become due and payable as of the date of termination; provided, however, that except as otherwise provided in this Agreement, (i) no bonus for a given period shall be deemed to have accrued or become due and payable unless and until the Executive has remained employed through the last day of such period, and (ii) the exercise of such options shall be governed by the applicable terms and conditions of the relevant option grant and the stock option plan pursuant to which it was granted.

                         (b)          Termination Without Cause or Nonrenewal of Agreement Following Initial Term.  In the event that this Agreement is terminated by the Company without Cause during the Initial Term or in the event that the Company provides the Executive notice during the Initial Term that it does not intend to renew the Agreement for the Renewal Term, Executive shall receive, in addition to any other benefits to which Executive may be entitled under Section 4.2(a), a severance payment equal to one (1) year’s salary at his then current rate of base salary (which payment shall include, and not be in addition to, the thirty-day notice period).  If the Company terminates this Agreement without Cause after the Initial Term and during the Renewal Term, then the Executive shall be entitled to a severance payment equal to the Executive’s then current base salary for the remaining portion of the Renewal Term of the Agreement (which payment shall include, and not be in addition to, the thirty-day notice period), in addition to any other benefits to which Executive may be entitled under Section 4.2(a).  This severance payment shall be payable in a lump sum cash payment on the date six (6) months following the date of the Executive’s termination, or earlier if allowed by law.

                         (c)          Termination Due to Expiration of Agreement, Cause, Death, Disability or Voluntary Termination.  In the event that this Agreement terminates because of (A) expiration at the end of the Renewal Term, (B) death or disability as specified in 4.1(a), (C) termination for Cause under Section 4.1(b), or (D) voluntary termination by Executive under Section 4.1(d), the Executive shall not be entitled to any severance payment or additional benefits from the Company.

          4.3          Definition of Cause.  For purposes of this Agreement, “Cause” shall mean:

                         (a)          the willful and continuous failure of Executive to substantially perform the Executive’s duties (other than as a result of a written determination of injury or illness as provided in Section 4.1(a)), after the Company delivers to the Executive a written demand for substantial performance that specifically identifies the manner in which the Company believes that the Executive has not substantially performed the Executive’s duties and the Executive has failed to cure the identified deficiencies within ten (10) business days of receipt of such notice;

                         (b)          the Executive’s conviction of a felony or a crime of moral turpitude (including, without limitation, any nolo contendere plea), or any adjudication of a perpetration by the Executive of a common law fraud;

                         (c)          the Executive’s engagement in any activity that is in conflict of interest or competitive with the Company or its affiliates (other than any isolated, insubstantial and inadvertent action not taken in bad faith and which is promptly remedied by the Executive upon notice by the Company);

                         (d)          Executive’s engaging in any knowing act of fraud or dishonesty against the Company or any of its affiliates or any material breach of federal or state securities laws or regulations; or

                         (e)          the Executive’s harassment of any individual in the workplace based on age, gender or other protected status or class or violation of any policy of the Company regarding harassment, but only following an investigation by an independent third party into the harassment claim which substantiates such claim.

          4.4          Other Benefits After Termination Date.  Except for the payments and benefits, if any, provided under this Article 4, no other benefits, compensation or other remuneration of any type, whether taxable or nontaxable, shall be payable to the Executive after his termination of employment, except as required by law or by the applicable terms and provisions of any employee benefit plan applicable to the Executive.

          4.5          General Release.  Notwithstanding anything in this Article 4 to the contrary, the Executive agrees that in the event of any termination of this Agreement that results in the payment of severance pay pursuant to this Article 4, as a condition to receipt of and as consideration for such payment, prior to the payment of any such severance pay, the Executive shall sign a general release of any and all claims that the Executive, his heirs and assigns and/or his estate may have against the Company and its related parties, in such form as the Company may require.

ARTICLE 5

ADDITIONAL AGREEMENTS

          5.1          Confidential Information and Inventions Assignment Agreement.  Executive agrees, as a condition of employment, to execute and deliver to the Company such confidentiality, nondisclosure, conflict of interest or other agreements and disclosures as the Company may require of its employees generally under its current policies, including the Confidential Information and Inventions Assignment Agreement (the “Confidential Information Agreement”), as attached hereto as Exhibit A and incorporated by reference herein.  Executive acknowledges and agrees that the compensation provided to Executive hereunder is provided, in part, as consideration for his agreement to the Confidential Information Agreement.

          5.2          Arbitration Agreement.  Executive agrees, as a condition of employment, to execute and deliver to Company the Employee Arbitration Agreement (the “Arbitration Agreement”), as attached hereto as Exhibit B and incorporated by reference herein.  Any claim or dispute arising under this Agreement shall be subject to the Arbitration Agreement.  Executive acknowledges and agrees that the compensation provided to Executive hereunder is provided, in part, as consideration for his agreement to the Arbitration Agreement.

ARTICLE 6

MISCELLANEOUS

          6.1          Entire Agreement.  Except as otherwise specifically provided in this Agreement, all prior negotiations and agreements (other than the Confidential Information Agreement and the Arbitration Agreement specifically referenced in Article 5) by and among the Company (including, without limitation, with any officer of the Company acting on behalf of the Company) and the Executive with respect to the subject matter of this Agreement are superseded by this Agreement, and there are no other representations, warranties, understandings or agreements with respect to the subject matter of this Agreement.  The employment agreement between the Company and the Executive consists of this Agreement, the Confidential Information Agreement and the Arbitration Agreement.  Except as may be otherwise specifically provided in this Agreement, no change, modification, addition or termination of this or any part of this Agreement shall be valid unless in writing and signed by or on behalf of the party to be charged therewith.

          6.2          Severability.  It is the intention of the parties hereto that the provisions of this Agreement shall be enforced to the fullest extent permissible under the laws of each state and jurisdiction in which such enforcement is sought, but that the unenforceability (or the modification to conform with such laws) of any provision hereof shall not render unenforceable or impair the remainder of this Agreement which shall be deemed amended to delete or modify, as necessary, the invalid or unenforceable provisions.  The parties further agree to alter the balance of this Agreement in order to render the same valid and enforceable.  The terms of the restrictive covenant provisions of this Agreement shall be deemed modified to the extent necessary to be enforceable.

          6.3          No Waivers.  No failure or delay on the part of any party exercising any power or right under this Agreement shall operate as a waiver of that power or right, and no single or partial exercise of any right or power shall preclude any other of further exercise thereof, or the exercise of any other right or power under this Agreement.

          6.4          Notices.  Any notice or consent required or permitted hereunder shall be deemed to have been given when hand-delivered or mailed by registered mail, postage prepaid and return-receipt requested to the intended recipient at the following address:

If to the Company:	Corautus Genetics, Inc.
75 Fifth Street, NW
Suite 313
Atlanta, GA 30308

With a copy to:	McKenna Long & Aldridge, LLP
Attn: Robert E. Tritt, Esq.
303 Peachtree Street
Suite 5300
Atlanta, GA 30308

If to Executive:	Mr. Michael K. Steele
725 Amster Green Drive
Atlanta, GA 30350
[or such last address known by the Company]

Each party may modify its written notice address by written notice to the other party, provided that, notwithstanding any contrary provision of this Agreement, such change of address notice shall not be effective until received by the party to whom it is directed.

          6.5          Successors and Assigns.  This Agreement shall inure to the benefit of the Company and its successors and assigns, including any entity directly or indirectly controlling, controlled by, or under direct or indirect common control with the Company.  This Agreement is personal to Executive and may not be assigned or transferred by Executive.

          6.6          Withholding and Offsets.  Notwithstanding anything in this Agreement to the contrary, all payments to Executive under this Agreement are subject to all withholding deductions mandated by applicable law (including, without limitation, withholding for income and social security taxes) and deductions (if any) approved by Executive (including, without limitation, any deductions for the employee contribution for benefit programs as the Company, in its discretion, may from time to time establish), and may be further reduced by any amount owed by the Executive to the Company at the time the payment is made in satisfaction of such obligation, to the extent permitted under applicable law.

          6.7          Governing Law/Survival.  This Agreement shall be governed by the laws of the State of Georgia.  The provisions of Article 4, the Confidential Information Agreement and Arbitration Agreement pursuant to Article 5 and Sections 6.4, 6.6, and 6.7 shall survive the termination of this Agreement.

          6.8          Employee’s Representations.  The Executive hereby represents and warrants to the Company that he (a) is not now under any obligation of a contractual or quasi-contractual nature that is inconsistent or in conflict with this Agreement or that would prevent, limit or impair the performance by the Executive of his obligations hereunder; and (b) has been advised that he should be represented by legal counsel in the preparation, negotiation, execution and delivery of this Agreement and understands fully the terms and provisions hereof.

          6.10          Beneficiary.  If Executive dies prior to receiving all of the amounts payable to him in accordance with the terms of this Agreement, such amounts shall be paid to the beneficiary designated in writing by the Executive in such form as required by the Company.  In the absence of such designation, any such amount shall be paid to Executive’s estate.

          6.11          Further Assurances.  Each of the parties hereto agrees to take or cause to be taken, all actions necessary, proper or advisable to effect the transactions contemplated by this Agreement.

          6.12          Nonalienation.  Benefits payable under this Agreement shall not be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, charge, garnishment, execution or levy of any kind, either voluntary or involuntary, prior to actually being received by Executive or a beneficiary, as applicable, and any such attempt to dispose of any right to benefits payable hereunder shall be void.

          6.13          Captions.  The names of the Articles and Sections of this Agreement are for convenience of reference only and do not constitute a part hereof.

          6.14          Counterparts.  This Agreement may be executed in several counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.

          IN WITNESS WHEREOF, Executive and the Company have executed and delivered this Agreement as of on the date set forth above, but actually on the date set forth below.

COMPANY:	CORAUTUS GENETICS, INC.

	By:	/s/ RICHARD E. OTTO

Richard E. Otto
President and CEO

Date: March 29, 2005

EXECUTIVE:		MICHAEL K. STEELE

/s/ MICHAEL K. STEELE

Date: March 29, 2005